-UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  September 19, 2012

CopyTele, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                                 1-11254                                                                    11-2622630

                  (Commission File Number)                                     (IRS Employer Identification No.)

        900 Walt Whitman Road, Melville, NY                                                           11747

      (Address of Principal Executive Offices)                                                       (Zip Code)

(631) 549-5900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

Consulting Agreement with Amit Kumar

On September 19, 2012, CopyTele, Inc., a Delaware corporation (the “Company”), entered into a consulting agreement with Dr. Amit Kumar  pursuant to which Dr. Kumar will provide business consulting services for an annual consulting fee of $120,000, provided, however that payment of the consulting fee is deferred until the Cash Milestone described below has been achieved.  A press release announcing Dr. Kumar’s retention is filed as Exhibit 99 hereto.

In addition to his consulting fee, Dr. Kumar is entitled to receive the same cash bonuses granted to Mr. Berman and was granted options in the same amount and upon the same terms and those granted to Mr. Berman and described in Item 5.02 below.

Dr. Kumar has been an investor, founder, director and CEO of several technology enterprises, both public and private.  As CEO, he took CombiMatrix Corporation public and ran it for a decade while listed on the NASDAQ Global Market.  He has worked in venture capital with OAK investment Partners, and has been an advisor to investment funds, venture capital firms, and Fortune 500 companies.  Dr. Kumar was on the board of directors of Acacia Research Corporation, a publicly traded patent monetization company, from 2002 to 2008.  Dr. Kumar is currently CEO of Geo Fossil Fuels, an energy company, and he sits on the boards of directors of other public and private companies.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 19, 2012, the Board granted stock options to purchase 41.5 million shares.   Of these options, options to acquire 40 million shares were issued to the new management team and have an exercise price of $0.2175.   Twenty million of those options will vest only if certain milestones are met.  The remaining options to acquire 1.5 million shares were issued to the Company’s Chairman and one of the new directors and have an exercise price of $0.2225.  For additional information with respect to the options, see Item 1.01 above and Item 5.02 below.

The stock options and the shares of common stock issuable upon exercise of the stock options were not issued under an option plan and will not be registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 492) of the Act, and Rule 506 promulgated thereunder, based on the fact that all of the Investors are “accredited investors,” as such term is defined in Rule 501 of Regulation D.

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Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert A. Berman as President and Chief Executive Officer

On September 19, 2012, the Board appointed Robert A. Berman as President and Chief Executive Officer of the Company, and the Company entered into an Employment Agreement with Mr. Berman (the “Berman Agreement”).  As previously disclosed in a Form 8-K filed on August 27, 2012, Lewis H. Titterton Jr., the Company’s Chairman of the Board, was named interim Chief Executive Officer after the employment termination of the Company’s former Chief Executive Officer.  A press release announcing Mr. Berman’s appointment as President and Chief Executive Officer is filed as Exhibit 99 hereto.

Mr. Berman, age 49, has experience in a broad variety of areas including finance, acquisitions, marketing, and the development, licensing, and monetization of intellectual property.  He was recently the CEO of IP Dispute Resolution Corporation, a consulting company focused on patent monetization, from March 2007 to September 2012. Prior to IPDR, Mr. Berman was the Chief Operating Officer and General Counsel of Acacia Research Corporation from 2000 to March 2007.

Pursuant to the Berman Agreement, Mr. Berman’s will receive an annual base salary of $290,000, provided, however that payment of his salary is deferred until the Cash Milestone (as described below) has been achieved.

In addition to his base salary, Mr. Berman is entitled to a cash bonus of $50,000, if the Company generates aggregate cash payments in excess of a specified amount (the “Cash Milestone”) prior to September 19, 2013.   Mr. Berman is also entitled to two additional cash bonuses of $50,000 if the average trading price of the Company’s common stock exceeds two separate price targets (the “Stock Price Targets”) prior to September 19, 2013.

The Company also granted Mr. Berman options to purchase 16,000,000 shares of the Company’s common stock, with an exercise price equal $0.2175 (the average of the high and the low sales price of the common stock on the trading day immediately preceding the approval of such options by the Board).  Half of the options vest in 36 equal monthly installments commencing on October 31, 2012, provided that if the Berman Agreement is terminated or constructively terminated by the Company without cause (as defined in the Berman Agreement), an additional 12 months of vesting will be accelerated and such accelerated options will become immediately exercisable.  The balance of the options will vest in three equal installments upon achievement of the Cash Milestone and the Stock Price Targets (without regard to the 12 month period).  The options are not exercisable until such time as the Company’s authorized number of shares are increased to 300 million. The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.  The full text of the 2010 Share Incentive Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 20, 2010.

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Stock Option Grant to Board Members and Employees

On September 19, 2012, the Board approved a grant to Lewis H. Titterton of a stock option to purchase 750,000 shares of Company common stock in compensation for his service as interim Chief Executive Officer of the Company and as compensation for his prior service as a Director of the Company and also approved a grant to Kent Williams of a stock option to purchase 750,000 shares of Company common stock in compensation for his service in bringing on the Company’s new management team.  All of these stock options have an exercise price of $0.2225 (the average of the high and low sales price on September 21, 2012), vest in 3 equal annual installments of 250,000 commencing on September 21, 2012 and have an expiration date of September 19, 2022.

On September 19, 2012, as part of a grant of stock options to its employees to purchase a total of 1.5 million shares under the Company’s 2010 Share Incentive Plan (the “2010 Plan”), the Board approved a grant to Henry P. Herms, a director and Chief Financial Officer of the Company , to purchase 300,000 shares of the Company’s common stock.  The stock option granted to Mr. Herms has an exercise price of $0.235, vest monthly over three years commencing on October 31, 2012 and has an expiration date of September 19, 2022.   In the event Mr. Herms’ employment is terminated other than for cause (as defined in the 2010 Plan), the vesting of remaining option will be accelerated and such accelerated option will become immediately exercisable for a period of five years after termination.  If Mr. Herms resigns, he will have the right to exercise only the vested portion of the option for a period of 30 days after his resignation.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

            (d)       Exhibits.

            99        Press Release, dated September 19, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPYTELE, INC.

Date: September 21, 2012                                          By: /s/ Robert A. Berman

                                                                                   Robert A. Berman

                                                                                   President and Chief Executive Officer

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                                                              EXHIBIT INDEX

Exhibit No.                 Description

99                Press Release, dated September19, 2012.

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